KISH, LEAKE & ASSOCIATES, P.C.
                              Financial Consultants
                      7901 East Belleview Avenue, Suite 220
                            Englewood, Colorado 80111

                                  (303)779-5006





October 21, 1999



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549


We would like to inform you that we have read the disclosures provided by Inforetech Inc. (formerly Eastern Management Corp.) (comm. file # 000-26517) in its filing of Form 8-K dated October 21, 1999 and that there are no disagreements regarding the statements made under Item 4-Changes in Registrant's Certifying Accountant.

Sincerely,



/s/ Kish, Leake & Associates P.C.
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